UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010 (June 21, 2010)

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Stone Road Kilgore, TX	75662
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 983-6200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a New Director.

On June 21, 2010, Joe N. Averett, Jr. was appointed as a director of Martin Midstream GP LLC, the general partner of Martin Midstream Partners L.P. Mr. Averett, age 67, previously served on the board of directors of Penn Virginia Corporation and Capital One Mutual Funds. He was the president and chief executive officer of Crystal Gas Storage, Inc., a provider of natural gas storage, from 1985 to 2003. Prior to joining Crystal Gas Storage, Inc., Mr. Averett was the chief financial officer of P&O Falco, Inc., and Langham Petroleum. Mr. Averett was also the treasurer and chief financing officer for the Pennzoil Company. Mr. Averett has also served in Washington, D.C., as the United States Presidential Executive in the Treasury Department, Office of the Secretary, tasked with economic policy. Mr. Averett holds a BBA in finance from Texas A&M University.

On June 25, 2010, Martin Midstream Partners L.P. issued a press release announcing the appointment of Mr. Averett as a director of Martin Midstream GP LLC.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC,
Its General Partner

Date: June 25, 2010	By:	/s/ Robert D. Bondurant

Robert D. Bondurant, Executive Vice President and Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated June 25, 2010.